CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 2, 2005, on the financial statements of Amerasia Khan Enterprises Ltd. as of March 31, 2005 and the related statements of operations, stockholders' deficit, and cash flows for the period from April 2, 2004 (Inception) through March 31, 2005, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement, Amendment No. 1, filed with the Securities and Exchange commission.

/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

March 6, 2006